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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918,
33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437, 333-10003,
333-33249, 33-30007, 33-68208, 33-58351, 333-33265, 333-10005, 333-33251,
33-22464, 33-29440, 33-51416, 33-68186, 33-58353, 33-58355, 33-60435, 333-33291,
33-21241, 333-42371, 333-64103) and on Form S-3 (File Nos. 33-61853, 333-59513,
333-68629, 33-64901) of Genzyme Corporation of our report dated June 9, 1999 on our audits of the combined financial statements and financial statement schedule of Genzyme Surgical Products Division as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Current Report on Form 8-K of Genzyme Corporation dated June 11, 1999.



                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
                                                PricewaterhouseCoopers LLP



Boston, Massachusetts
June 11, 1999